UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

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                            ANIKA THERAPEUTICS, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            ANIKA THERAPEUTICS, INC.
                                32 Wiggins Avenue
                          Bedford, MASSACHUSETTS 01730



       Following its review of the recent RiskMetrics Group analysis of the proposals to be submitted to stockholders at the Anika Therapeutics, Inc.'s (the "Company") 2009 Annual Meeting of Stockholders, the Company's Board of Directors, on May 29, 2009, approved an amendment to the Anika Therapeutics, Inc. Amended and Restated 2003 Stock Option and Incentive Plan (the "2003 Stock Plan") to reduce the proposed increase in the number of shares subject to the 2003 Stock Plan from 1,000,000 to 850,000, which will result in a total of 2,350,000 shares of common stock being reserved for issuance under the 2003 Stock Plan. The proposed 850,000 share increase will reduce the potential dilutive impact of the 2003 Stock Plan on other stockholders as compared to the originally proposed 1,000,000 share increase. The 2003 Stock Plan, as so amended and restated, remains subject to stockholder approval at the 2009 Annual Meeting of Stockholders to be held on Friday, June 5, 2009.